UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Liberty Latin America Ltd.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Liberty Latin America Ltd.

Annual Meeting of Shareholders

Tuesday, June 23, 2026 8:30 AM, Bermuda Time

Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/LILA

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 9, 2026.

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held On June 23, 2026 for Shareholders of record as of April 24, 2026

To order paper materials for this meeting or future shareholder meetings, use one of the following methods.

Internet:

www.investorelections.com/LILA

Call:

1-866-648-8133

Email:

paper@investorelections.com

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Liberty Latin America Ltd. Annual Meeting of Shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3

PROPOSAL
1.	To elect Class III members of our board of directors until the 2029 Annual General Meeting of Shareholders or their earlier resignation or removal.

1.01 Michael T. Fries

1.02 Alfonso de Angoitia Noriega

1.03 Paul A. Gould

1.04 Roberta S. Jacobson

2.	To appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to authorize our board of directors, acting by the audit committee, to determine the independent auditors’ remuneration.

3.	To approve the Liberty Latin America 2026 Incentive Plan.